Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2005, except for Note 22, as to which the date is July 28, 2005, and Note 23, as to which the date is October 27, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-127133) and related Prospectus of AMERISAFE, Inc. for the registration of 8,000,000 shares of its common stock.
/s/ Ernst & Young LLP
New Orleans, Louisiana
October 27, 2005